SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 08/31/2004
FILE NUMBER 811-08066
SERIES NO.: 3

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A Shares                 $     19
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Investor Class Shares          $ 11,842

73A.     Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A Shares                 $000.0245
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Investor Class Shares          $000.055

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                       755
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                       131
              Class C Shares                       742
              Class K Shares                       188
              Investor Class Shares            187,092

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                   $ 10.80
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                   $ 10.64
              Class C Shares                   $ 10.71
              Class K Shares                   $ 10.65
              Investor Class Shares            $ 10.90